UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

PACIFIC CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1021 Anacapa Street, Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2009, Lee Mikles and John T. Olds, Members of the Board of Directors of Pacific Capital Bancorp, advised the Board that they will not stand for reelection to the Board at the Annual Meeting of Shareholders on April 30, 2009.  Both individuals indicated that their decision was made to enable them to devote more time to their other personal and business commitments. Mr. Mikles and Mr. Olds will each complete the current year of service, which will conclude the day of the Annual Meeting. Both have indicated that they would like to remain in formal advisory/consultant roles to Pacific Capital Bancorp. Mr. Mikles has been a Director since 2007 and also serves on Pacific Capital Bancorp’s Audit Committee and Refund Anticipation Loan / Refund Transfer Committee. Mr. Olds has been a Director since January 2009 and also serves on the Audit Committee.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC CAPITAL BANCORP
Date:	February 12, 2009

/s/ Frederick W. Clough
Frederick W. Clough
Executive Vice President and
General Counsel